EXHIBIT 3.1


================================================================================


      NUMBER              [Graphic Omitted]                   SHARES


              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                  VISCORP, INC.

The Corporation is authorized to issue 50,000,000 Common Shares - Par Value $0.001 each



This Certifies that                   SPECIMEN                   is the owner of
                     -------------------------------------------
                                                                 fully paid and
----------------------------------------------------------------
non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.


Dated
      -----------------------------



--------------------------------                --------------------------------
                       SECRETARY                                       PRESIDENT
================================================================================